Exhibit 10.12

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”), is entered into as of March 9, 2006, by and between Gary W. Wood, an individual, having an address of 500 West 112th Street, Kansas City, Missouri 64114 (“Assignor”), and TVAX FOUNDERS, LLC, a Missouri limited liability company, having a principal place of business at 500 West 112th Street, Kansas City, Missouri 64114, its successors, legal representatives and assigns (hereinafter “Assignee”).

WHEREAS, on or about June 30, 1999, Assignor, University of Kansas Medical Center, an educational institutional organized under the laws and statutes of the State of Kansas, and the University of Kansas Medical Center Research Institute, Inc., a Kansas not-for-profit corporation, entered into that certain Technology Transfer Agreement, as amended by the parties thereto pursuant to that certain First Amendment to Technology Transfer Agreement, dated February 16, 2006 (collectively, the “KUMC Agreement”); and

WHEREAS, on or about October 18, 2000, Assignor and Wayne State University, a not-for-profit educational institutional organized under the laws of the State of Michigan, entered into that certain Technology Transfer Agreement, as amended by the parties thereto pursuant to that certain First Amendment to Technology Transfer Agreement, dated February 28, 2006 (collectively, the “WSU Agreement”); and

WHEREAS, Assignor desires to execute and deliver this Assignment to Assignee, and Assignee wishes to accept the Assignment and to assume the obligations of Assignor under the KUMC Agreement and the WSU Agreement.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby and agree as follows:

1. Assignment. Assignor hereby assigns, transfers and conveys to Assignee, its successors, legal representatives, and assigns, the Assignor’s entire rights, titles and interests in the Patents and pending applications listed on Exhibit A to this Assignment, to any know-how and any other proprietary rights related thereto, and to the inventions therein claimed and disclosed and any divisionals, continuations, continuations in part, extensions, renewals, and reissues thereof; and in and to all applications for patents that may hereafter be filed for said inventions in any country, all patents that may be granted for said inventions in any country and all extensions, renewals and reissues thereof.

Assignor hereby authorizes and requests the Director of Patents and Trademarks of the United States, and any official of any other country whose duty it is to issue patents or similar legal protection on said applications, to issue patents or similar legal protection for said invention to Assignee, the same to be held by Assignee for its own use and benefit, to the full end of the term for which said patents or similar legal protection are or may be granted, as fully and entirely as the same would have been held and enjoyed by Assignor had this assignment not been made.

Assignor hereby further agrees, upon the request of Assignee, to execute any and all applications for divisionals, continuations and/or continuations in part for said invention or improvements and any supplemental oath or declaration relating thereto, and any applications for the reissue or extension of any patent that may be granted upon said applications that Assignee may deem necessary or expedient. Assignor further agrees that in the event any said application, or patent issued thereon, becomes involved in an interference, upon request of Assignee, Assignor will cooperate to the best of his ability with Assignee in preparing the preliminary statement and giving and producing evidence in support thereof. Assignor hereby agrees to perform, upon such request, any and all affirmative acts to obtain said patents or similar legal protection, and vest all rights therein in Assignee as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment had not been made.

Assignor hereby covenants and warrants that as of the date hereof he is the true and lawful owner of the entire, right, title and interest in said invention, applications, and patents which may issue pursuant thereto, that he has the full right and power to convey the same, that the same are free and clear of all liens, charges and encumbrances whatsoever, and that he has not executed and will not execute any agreement in conflict herewith.

2. Assumption. Assignee hereby assumes and agrees to perform all of Assignor’s obligations, commitments, and liabilities under the KUMC Agreement and the WSU Agreement and shall indemnify, defend and hold Assignor harmless with respect to such liabilities or obligations.

IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first above written.

/s/ Gary W. Wood
Gary W. Wood

“Assignor”

TVAX FOUNDERS, LLC

by:	/s/ Gary W. Wood

Printed Name:	Gary W. Wood

Title:	Manager

“Assignee”

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 10 day of March, 2006, before me, a Notary Public in and for the State and County aforesaid, personally appeared Gary W. Wood, to me known and known to me to be the person of that name who signed and sealed the foregoing instrument, and he acknowledged the same to be his free act and deed.

/s/ Avis M. Arrington
Notary Public

My Commission Expires:

Aug. 6, 2007

ACKNOWLEDGMENT

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 10 day of March, 2006, before me appeared Gary W. Wood, to me personally known, who being by me duly sworn, did say that he is the Manager of TVAX FOUNDERS, LLC, a limited liability company, and said Gary W. Wood acknowledged said instrument to be the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Avis M. Arrington
Notary Public
Printed Name: Avis M. Arrington

My Commission Expires:

Aug. 6, 2007

EXHIBIT A

Assignment from Gary W. Wood to TVAX Founders, LLC

ISSUED PATENTS

Country	Patent	Issued	Title
U.S.	6,406,699	06/18/2002	Composition and Method of Cancer Antigen Immunotherapy

PENDING PATENT APPLICATIONS

Country	Patent	Filed	Title
Canada	2,388,221	10/05/2000	Composition and Method of Cancer Antigen Immunotherapy
Europe	00968692.4	10/05/2000	Composition and Method of Cancer Antigen Immunotherapy

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